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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549



                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                April 28, 2000



                                   DQE, Inc.
                                   ---------
            (Exact name of registrant as specified in its charter)



         Pennsylvania                     1-10290                 25-1598483
         ------------                     -------                 ----------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                    Cherrington Corporate Center, Suite 100
         500 Cherrington Parkway, Coraopolis, Pennsylvania  15108-3184
         -------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:  (412) 269-0700


                                      N/A
         (Former name or former address, if changed since last report.)
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Item 1.  Not applicable.


Item 2.  Acquisition or Disposition of Assets

     On April 28, 2000, DQE's wholly owned subsidiary Duquesne Light Company announced the completion of its sale of all of its power generation facilities to Orion Power MidWest, L.P., a subsidiary of Orion Power Holdings, Inc. The sale was consummated pursuant to a September 24, 1999 asset purchase agreement in which Duquesne Light agreed to sell its seven power generating facilities to Orion for approximately $1.7 billion. A copy of the asset purchase agreement was included with a Current Report on Form 8-K filed with the SEC on September 29, 1999. The generation facilities total 2,614 megawatts of capacity. The facilities are located in Pennsylvania and Ohio, and include 3 plants that Duquesne Light acquired from FirstEnergy in the swap of generating assets that occurred in December 1999. In the transaction, Orion also acquired the obligation to provide Duquesne Light with electricity to serve customers who have not selected an alternative generation supplier as part of Pennsylvania's retail choice program, pursuant to the terms of a provider of last resort agreement. A copy of the provider of last resort agreement was also included with the Current Report on Form 8-K filed with the SEC on September 29, 1999.

Items 3-6.  Not applicable.


Item 7.  Exhibits.

     99.1  Pro Forma Financial Statements of DQE.


Items 8-9.  Not applicable



                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   DQE, Inc.
                                                 ------------
                                                 (Registrant)



Date    May 12, 2000                          /s/ Morgan K. O'Brien
        ------------                        -------------------------
                                                  (Signature)
                                               Morgan K. O'Brien
                                            Executive Vice President,
                                              Corporate Development